Item 1.  Financial Statements

The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with the generally accepted accounting principles have been omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the period presented have been made. The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year. These financial statements and notes thereto included in the Company's registration statements and notes thereto included in the Company's registation statement on Form 10KSB, as amended.

                                  Cybucks, Inc.

                        (A Development Stage Enterprise)

                                  Balance Sheet

                             As of December 31, 1999


                                               (Unaudited)              (Audited)
                                                March 31                December 31
                                                2000                    1999



 ASSETS
 Current Assets:
 Cash in Bank                                   2,000

 Total Current Assets                           2,000                   $  -

 Fixed Assets
         Office Equipment                       9,500                    9,500
        Less: Allowance for Depreciation        (475)                     -

 Total Assets                                   $11,025                 $9,500

 LIABILITIES
 Current Liabilities
 Total Current Liabilities

 Noncurrent Liabilities                         8,000                     -
 Note Payable                                   8,000                     -



        Total Liabilities                       8,000                     -

 STOCKHOLDERS' EQUITY

 Common Stock
      100,000,000 authorized shares
         par value $.001                        3,000                   3,000
      3,000,000 shares issued
        and outstanding
 Paid in Surplus                                9,500                   9,500
 Retained Earnings                              (9,475)                 (3,000)
                                                3,025                   9,500

 Total Liabilities and Equity                   $11,025                 $9,500


                                  Cybucks, Inc.

                        (A Development Stage Enterprise)

                             Statement of Operations



                                                                   For the 3 months           From Inception
                                                                     ended March 31               -March 31

                                                                  2000        1999              2000
  Revenue                                                    $    -          $  -           $  -
  Total Revenues                                                  -             -              -
                                                             ---------------- -------------- -------------------
  General and Administrative Expenses
                                                             ---------------- -------------- -------------------
  Consulting                                                      3,820         -               6820
  Depreciation                                                      475         -                475
  Legal and Professional                                          1,800         -              1,800
  Filing Fees                                                       380         -                380

              Total General and Administrative Expenses           6,475         -              9,475

              Income (Loss) from continuing operations
                before income taxes                              (6,475)        -             (9,475)

  Provision for Income Taxes
  Income Tax Benefit                                                  -         -                  -
                                                             ================ ============== ===================
  Provision for Income Taxes                                          -         -                  -
  Net (Loss)                                                     (6,475)        -             (9,475)
                                                             ================ ============== ===================
  Net Loss per share                                             ($0.002)       -             ($0.003)
  Weighted Average Number of
   Shares outstanding                                           3,000,000      3,000,000       3,000,000

                                  Cybucks, Inc.

                        (A Development Stage Enterprise)

                        Statement of Stockholders' Equity

                             As of March 31, 1999


                                                                 $.001 Par       Paid - in     Retained
                                                   Shares          Value          Capital      Earning          Total
Balance January 1, 2000                        3,000,000       $3,000          $  9,500        $(3,000)         $9,500

                                               --------------- --------------- -------------- -------------- ----------------
Net Income (Loss)                                                                               (6,475)         (6,475)

                                               --------------- --------------- -------------- -------------- ----------------
Balance August 31, 1999                        3,000,000        3,000             9,500         (9,475)          3,025
                                               =============== =============== ============== ============== ================

                                  Cybucks, Inc.

                        (A Development Stage Enterprise)

                             Statement of Cash Flows


                                                                          For the 3 months       From Inception to
                                                                           ended March 31            December 31,
                                                                           2000        1999             1999
Cash Flows from Operating Activities

Net Income (Loss)                                                      $    (6,475)   $  -         $   (9,475)
Adjustments to Reconcile Excess Contributions to cash
     Provided from operations

      Depreciation                                                              475       -                475
                                                                        -------------------------------------------
     Total Adjustments                                                         475       -                475

Net Cash Used in Operating Activities                                       (6,000)      -              (9,000)
Cash Flows from Investing Activities
     Fixed Assets                                                               -        -              (9,500)
                                                                         ------------------------------------------
Net Cash used in Investing Activities                                           -        -              (9,500)

Cash Flows from Financing Activities:
     Increase in long-term debt                                              8,000       -               8,000
     Common Stock                                                                                        3,000
     Paid in Capital                                                                                     9,500
                                                                          -----------------------------------------
Net Cash Used in Financing Activities                                        8,000                      20,500

Net Increase in Cash                                                         2,000       -               2,000

Cash Balance, Begin Period                                                     -         -                -

Cash Balance, End Period                                               $     2,000     $ -        $      2,000
                                                                       ============= ============ ===================